Lincoln Electric Reports Fourth Quarter and Full Year 2018 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Fourth Quarter and Full Year 2018 Highlights
▪ Q4 EPS increases 275.0% to $1.35, Adjusted EPS increases 27.7% to $1.29
▪ Strong cash flow generation
▪ ROIC increases 450 basis points to 20.7%
▪ $304 million returned to shareholders in 2018 through dividends and share repurchases

CLEVELAND, Thursday, February 14, 2019 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2018 net income of $86.8 million, or diluted earnings per share (EPS) of $1.35, which includes special item after-tax income of $3.3 million, or $0.06 EPS. This compares with prior year net income of $24.2 million, or $0.36 EPS, which included special item after-tax charges of $43.3 million, or $0.65 EPS. Excluding these items, fourth quarter 2018 adjusted net income increased 23.7% to $83.5 million, or $1.29 EPS, as compared with $67.5 million, or $1.01 EPS in the prior year period. The effective tax rate for the fourth quarter 2018 was 8.1% due to special items and discrete items. Excluding special items, the adjusted effective tax rate was 14.7%, which compares to 25.8% in the comparable 2017 period.

Fourth quarter 2018 sales decreased 0.4% to $743.8 million with a 1.6% increase in organic sales. Operating income for the fourth quarter 2018 was $94.9 million, or 12.8% of sales. This compares with operating income of $76.3 million, or 10.2% of sales, in the comparable 2017 period. On an adjusted basis, operating income increased 6.6% to $96.7 million and 90 basis points to 13.0% of sales, as compared with $90.7 million, or 12.1% of sales, in the prior year period.

“We achieved good profit improvement and solid cash flow generation in the fourth quarter, as we continued to successfully manage price/cost while investing in growth,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “We capitalized on strong industrial growth in 2018, yielding record sales and earnings, and I remain confident in the long-term, sustainable value we are creating through our new technologies and solutions. We are well positioned to drive margin growth and higher returns for our shareholders in 2019 as we continue to execute on our strategic initiatives.”

Twelve Months 2018 Summary

Net income for the twelve months ended December 31, 2018 was $287.1 million, or $4.37 EPS, which includes special item after-tax net charges of $29.6 million or $0.45 EPS. This compares with $247.5 million, or $3.71 EPS, in the comparable 2017 period. The prior year included special item after-tax net charges of $5.2 million, or $0.08 EPS. Excluding these items, adjusted net income for the twelve months ended December 31, 2018 increased 25.3% to $316.6 million, or $4.82 EPS, compared with $252.7 million, or $3.79 EPS, in the comparable 2017 period. The effective tax rate for the twelve months ended December 31, 2018 was 22.2% due to special items. Excluding special items, the adjusted effective tax rate was 21.9%, which compares to 28.0% in the comparable 2017 period.

Sales increased 15.4% to $3.0 billion in the twelve months ended December 31, 2018 from a 9.1% benefit from acquisitions and 6.7% higher organic sales. Operating income for the twelve months ended December 31, 2018 was $375.5 million, or 12.4% of sales. This compares with operating income of $376.9 million, or 14.4% of sales, in the comparable 2017 period. On an adjusted basis, 2018 operating income increased 14.7% to $405.3 million, or 13.4% of sales, as compared with $353.5 million, or 13.5% of sales, in the comparable 2017 period.

Lincoln Electric Reports Fourth Quarter and Full Year 2018 Financial Results

Webcast Information

A conference call to discuss fourth quarter 2018 financial results will be webcast live today, February 14, 2019, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 5292068. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the fourth quarter 2018 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 60 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted EBIT, Adjusted net income, Adjusted effective tax rate, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate the Air Liquide Welding business acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended December 31,				Fav (Unfav) to Prior Year
	2018	% of Sales	2017	% of Sales	$	%
Net sales	$743,827	100.0%	$747,185	100.0%	$(3,358)	(0.4%)
Cost of goods sold	493,528	66.3%	508,933	68.1%	15,405	3.0%
Gross profit	250,299	33.7%	238,252	31.9%	12,047	5.1%
Selling, general & administrative expenses	154,437	20.8%	153,405	20.5%	(1,032)	(0.7%)
Rationalization and asset impairment charges	932	0.1%	6,590	0.9%	5,658	85.9%
Bargain purchase adjustment (gain)	—	—	1,935	0.3%	1,935	100.0%
Operating income	94,930	12.8%	76,322	10.2%	18,608	24.4%
Interest expense, net	4,343	0.6%	4,448	0.6%	105	2.4%
Other income (expense)	3,868	0.5%	1,854	0.2%	2,014	108.6%
Income before income taxes	94,455	12.7%	73,728	9.9%	20,727	28.1%
Income taxes	7,676	1.0%	49,543	6.6%	41,867	84.5%
Effective tax rate	8.1%		67.2%		59.1%
Net income including non-controlling interests	86,779	11.7%	24,185	3.2%	62,594	258.8%
Non-controlling interests in subsidiaries’ earnings (loss)	(60)	—	4	—	(64)	(1,600.0%)
Net income	$86,839	11.7%	$24,181	3.2%	$62,658	259.1%

Basic earnings per share	$1.36		$0.37		$0.99	267.6%
Diluted earnings per share	$1.35		$0.36		$0.99	275.0%
Weighted average shares (basic)	63,808		65,649
Weighted average shares (diluted)	64,559		66,530
	Twelve Months Ended December 31,				Fav (Unfav) to Prior Year
	2018	% of Sales	2017	% of Sales	$	%
Net sales	$3,028,674	100.0%	$2,624,431	100.0%	$404,243	15.4%
Cost of goods sold	2,000,153	66.0%	1,749,324	66.7%	(250,829)	(14.3%)
Gross profit	1,028,521	34.0%	875,107	33.3%	153,414	17.5%
Selling, general & administrative expenses	627,697	20.7%	541,225	20.6%	(86,472)	(16.0%)
Rationalization and asset impairment charges	25,285	0.8%	6,590	0.3%	(18,695)	(283.7%)
Bargain purchase adjustment (gain)	—	—	(49,650)	(1.9%)	(49,650)	(100.0%)
Operating income	375,539	12.4%	376,942	14.4%	(1,403)	(0.4%)
Interest expense, net	17,565	0.6%	19,432	0.7%	1,867	9.6%
Other income (expense)	10,686	0.4%	8,726	0.3%	1,960	22.5%
Income before income taxes	368,660	12.2%	366,236	14.0%	2,424	0.7%
Income taxes	81,667	2.7%	118,761	4.5%	37,094	31.2%
Effective tax rate	22.2%		32.4%		10.2%
Net income including non-controlling interests	286,993	9.5%	247,475	9.4%	39,518	16.0%
Non-controlling interests in subsidiaries’ earnings (loss)	(73)	—	(28)	—	(45)	(160.7%)
Net income	$287,066	9.5%	$247,503	9.4%	$39,563	16.0%

Basic earnings per share	$4.42		$3.76		$0.66	17.6%
Diluted earnings per share	$4.37		$3.71		$0.66	17.8%
Weighted average shares (basic)	64,886		65,739
Weighted average shares (diluted)	65,682		66,643

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2018	December 31, 2017
Cash and cash equivalents	$358,849	$326,701
Marketable securities	—	179,125
Total current assets	1,237,799	1,373,608
Property, plant and equipment, net	478,801	477,031
Total assets	2,349,825	2,406,547
Total current liabilities	538,182	528,742
Short-term debt (1)	111	2,131
Long-term debt, less current portion	702,549	704,136
Total equity	887,592	932,453

Operating Working Capital	December 31, 2018	December 31, 2017
Accounts receivable, net	$396,885	$395,279
Inventories	361,829	348,667
Trade accounts payable	268,600	269,763
Operating working capital	$490,114	$474,183

Average operating working capital to Net sales (2)	16.5%	15.9%

Invested Capital	December 31, 2018	December 31, 2017
Short-term debt (1)	$111	$2,131
Long-term debt, less current portion	702,549	704,136
Total debt	702,660	706,267
Total equity	887,592	932,453
Invested capital	$1,590,252	$1,638,720

Total debt / invested capital	44.2%	43.1%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Operating income as reported	$94,930	$76,322	$375,539	$376,942
Special items (pre-tax):
Rationalization and asset impairment charges (2)	932	6,590	25,285	6,590
Acquisition transaction and integration costs (3)	833	3,616	4,498	15,002
Amortization of step up in value of acquired inventories (3)	—	2,264	—	4,578
Bargain purchase adjustment (gain) (3)	—	1,935	—	(49,650)
Adjusted operating income (1)	$96,695	$90,727	$405,322	$353,462
As a percent of total sales	13.0%	12.1%	13.4%	13.5%

Net income as reported	$86,839	$24,181	$287,066	$247,503
Special items:
Rationalization and asset impairment charges (2)	932	6,590	25,285	6,590
Acquisition transaction and integration costs (3)	833	3,616	4,498	15,002
Pension settlement charges (4)	1,696	2,867	6,686	8,150
Amortization of step up in value of acquired inventories (3)	—	2,264	—	4,578
Bargain purchase adjustment (gain) (3)	—	1,935	—	(49,650)
Tax effect of Special items (5)	(6,764)	26,057	(6,896)	20,536
Adjusted net income (1)	83,536	67,510	316,639	252,709
Non-controlling interests in subsidiaries’ earnings (loss)	(60)	4	(73)	(28)
Interest expense, net	4,343	4,448	17,565	19,432
Income taxes as reported	7,676	49,543	81,667	118,761
Tax effect of Special items (5)	6,764	(26,057)	6,896	(20,536)
Adjusted EBIT (1)	$102,259	$95,448	$422,694	$370,338

Effective tax rate as reported	8.1%	67.2%	22.2%	32.4%
Net special item tax impact	6.6%	(41.4)%	(0.3)%	(4.4)%
Adjusted effective tax rate (1)	14.7%	25.8%	21.9%	28.0%

Diluted earnings per share as reported	$1.35	$0.36	$4.37	$3.71
Special items per share	(0.06)	0.65	0.45	0.08
Adjusted diluted earnings per share (1)	$1.29	$1.01	$4.82	$3.79

Weighted average shares (diluted)	64,559	66,530	65,682	66,643

(1)
Adjusted operating income, Adjusted EBIT, Adjusted net income, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Primarily related to severance, asset impairments and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding.

(4)	Related to lump sum pension payments.

(5)
Includes the net tax impact of Special items recorded during the respective periods, including a credit of $4,424 and a net charge of $399 related to the U.S. Tax Act in the three and twelve months ended December 31, 2018, respectively, as well as a charge of $28,616 in the three and twelve month period ended December 31, 2017.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2018	2017
Net income as reported	$287,066	$247,503
Rationalization and asset impairment charges	25,285	6,590
Pension settlement charges	6,686	8,150
Acquisition transaction and integration costs	4,498	15,002
Amortization of step up in value of acquired inventories	—	4,578
Bargain purchase adjustment (gain)	—	(49,650)
Tax effect of Special items (3)	(6,896)	20,536
Adjusted net income (1)	$316,639	$252,709
Plus: Interest expense, net of tax of $6,117 and $9,273 in 2018 and 2017, respectively	18,386	14,947
Less: Interest income, net of tax of $1,732 and $1,833 in 2018 and 2017, respectively	5,206	2,955
Adjusted net income before tax effected interest	$329,819	$264,701

Invested Capital	December 31, 2018	December 31, 2017
Short-term debt	111	2,131
Long-term debt, less current portion	702,549	704,136
Total debt	702,660	706,267
Total equity	887,592	932,453
Invested capital	$1,590,252	$1,638,720

Return on invested capital (1)(2)	20.7%	16.2%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income before tax-effected interest income and expense divided by invested capital.

(3)
Includes the net tax impact of Special items recorded during the respective periods, including the net impact of the U.S. Tax Act of $399 and $28,616 in the twelve months ended December 31, 2018 and 2017, respectively.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2018	2017
OPERATING ACTIVITIES:
Net income	$86,839	$24,181
Non-controlling interests in subsidiaries’ (loss) earnings	(60)	4
Net income including non-controlling interests	86,779	24,185
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net (gains) charges	(4,570)	1,441
Bargain purchase adjustment	—	1,935
Net impact of U.S. Tax Act	(4,424)	28,616
Depreciation and amortization	18,400	17,658
Equity earnings in affiliates, net	(1,607)	(121)
Pension expense and settlement charges	354	1,701
Other non-cash items, net	4,497	5,393
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	21,431	7,489
Decrease in inventories	17,629	41,974
Increase in trade accounts payable	21,159	26,803
Net change in other current assets and liabilities	(58,649)	(70,003)
Net change in other long-term assets and liabilities	(1,624)	2,420
NET CASH PROVIDED BY OPERATING ACTIVITIES	99,375	89,491

INVESTING ACTIVITIES:
Capital expenditures	(22,500)	(22,697)
Acquisition of businesses, net of cash acquired	(108,383)	—
Proceeds from sale of property, plant and equipment	6,170	307
Purchase of marketable securities	—	(60,031)
Proceeds from marketable securities	99,281	60,190
Other investing activities	(2,000)	—
NET CASH USED BY INVESTING ACTIVITIES	(27,432)	(22,231)

FINANCING ACTIVITIES:
Net change in borrowings	(296)	109
Proceeds from exercise of stock options	242	2,294
Purchase of shares for treasury	(80,173)	(20,152)
Cash dividends paid to shareholders	(25,384)	(23,369)
Other financing activities	—	9
NET CASH USED BY FINANCING ACTIVITIES	(105,611)	(41,109)

Effect of exchange rate changes on Cash and cash equivalents	(5,683)	1,097
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(39,351)	27,248
Cash and cash equivalents at beginning of period	398,200	299,453
Cash and cash equivalents at end of period	$358,849	$326,701

Cash dividends paid per share	$0.39	$0.35

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2018	2017
OPERATING ACTIVITIES:
Net income	$287,066	$247,503
Non-controlling interests in subsidiaries’ loss	(73)	(28)
Net income including non-controlling interests	286,993	247,475
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net (gains) charges	(5,978)	1,441
Bargain purchase gain	—	(49,650)
Net impact of U.S. Tax Act	399	28,616
Depreciation and amortization	72,346	68,115
Equity earnings in affiliates, net	(3,034)	(337)
Pension expense and settlement charges	3,068	2,517
Other non-cash items, net	9,042	18,158
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(4,061)	(16,811)
(Increase) decrease in inventories	(23,904)	19,448
Increase in trade accounts payable	3,636	17,871
Net change in other current assets and liabilities	(12,333)	(8,156)
Net change in other long-term assets and liabilities	2,978	6,158
NET CASH PROVIDED BY OPERATING ACTIVITIES	329,152	334,845

INVESTING ACTIVITIES:
Capital expenditures	(71,246)	(61,656)
Acquisition of businesses, net of cash acquired	(101,792)	(72,468)
Proceeds from sale of property, plant and equipment	16,755	2,301
Purchase of marketable securities	(268,335)	(205,584)
Proceeds from marketable securities	447,459	65,380
Other investing activities	(2,000)	—
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	20,841	(272,027)

FINANCING ACTIVITIES:
Net change in borrowings	(942)	(496)
Proceeds from exercise of stock options	4,690	16,627
Purchase of shares for treasury	(201,650)	(43,164)
Cash dividends paid to shareholders	(102,058)	(92,452)
Other financing activities	(2,170)	(15,552)
NET CASH USED BY FINANCING ACTIVITIES	(302,130)	(135,037)

Effect of exchange rate changes on Cash and cash equivalents	(15,715)	19,741
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	32,148	(52,478)
Cash and cash equivalents at beginning of period	326,701	379,179
Cash and cash equivalents at end of period	$358,849	$326,701

Cash dividends paid per share	$1.56	$1.40

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2018
Net sales	$455,217	$219,456	$69,154	$—	$743,827
Inter-segment sales	29,265	4,907	1,522	(35,694)	—
Total	$484,482	$224,363	$70,676	$(35,694)	$743,827

Net income					$86,839
As a percent of total sales					11.7%

EBIT (1)	$84,198	$11,371	$8,506	$(5,277)	$98,798
As a percent of total sales	17.4%	5.1%	12.0%		13.3%
Special items charges (gains) (3)	1,696	932	—	833	3,461
Adjusted EBIT (2)	$85,894	$12,303	$8,506	$(4,444)	$102,259
As a percent of total sales	17.7%	5.5%	12.0%		13.7%

Three months ended December 31, 2017
Net sales	$423,019	$256,021	$68,145	$—	$747,185
Inter-segment sales	22,002	3,646	1,427	(27,075)	—
Total	$445,021	$259,667	$69,572	$(27,075)	$747,185

Net income					$24,181
As a percent of total sales					3.2%

EBIT (1)	$70,590	$4,246	$8,951	$(5,611)	$78,176
As a percent of total sales	15.9%	1.6%	12.9%		10.5%
Special items charges (gains) (4)	3,959	7,762	—	5,551	17,272
Adjusted EBIT (2)	$74,549	$12,008	$8,951	$(60)	$95,448
As a percent of total sales	16.8%	4.6%	12.9%		12.8%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2018 reflect pension settlement charges of $1,696 in Americas Welding, rationalization and asset impairment charges of $932 in International Welding and acquisition transaction and integration costs of $833 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2017 reflect pension settlement charges of $2,867 in Americas Welding, rationalization and asset impairment charges of $6,590 in Americas Welding and International Welding, amortization of step up in value of acquired inventories of $2,264 in International Welding and acquisition transaction and integration costs of $3,616 and an adjustment to the bargain purchase gain of $1,935 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Twelve months ended December 31, 2018
Net sales	$1,806,514	$919,771	$302,389	$—	$3,028,674
Inter-segment sales	118,936	18,576	6,969	(144,481)	—
Total	$1,925,450	$938,347	$309,358	$(144,481)	$3,028,674

Net income					$287,066
As a percent of total sales					9.5%

EBIT (1)	$334,058	$28,988	$36,564	$(13,385)	$386,225
As a percent of total sales	17.3%	3.1%	11.8%		12.8%
Special items charges (gains) (3)	6,686	25,285	—	4,498	36,469
Adjusted EBIT (2)	$340,744	$54,273	$36,564	$(8,887)	$422,694
As a percent of total sales	17.7%	5.8%	11.8%		14.0%

Twelve months ended December 31, 2017
Net sales	$1,609,779	$724,024	$290,628	$—	$2,624,431
Inter-segment sales	97,382	18,860	8,190	(124,432)	—
Total	$1,707,161	$742,884	$298,818	$(124,432)	$2,624,431

Net income					$247,503
As a percent of total sales					9.4%

EBIT (1)	$282,624	$31,645	$36,442	$34,957	$385,668
As a percent of total sales	16.6%	4.3%	12.2%		14.7%
Special items charges (gains) (4)	9,242	10,076	—	(34,648)	(15,330)
Adjusted EBIT (2)	$291,866	$41,721	$36,442	$309	$370,338
As a percent of total sales	17.1%	5.6%	12.2%		14.1%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2018 reflect pension settlement charges of $6,686 in Americas Welding, rationalization and asset impairment charges of $25,285 in International Welding and acquisition transaction and integration costs of $4,498 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2017 reflect pension settlement charges of $8,150 in Americas Welding, rationalization and asset impairment charges of $6,590 in Americas Welding and International Welding, amortization of step up in value of acquired inventories of $4,578 in International Welding and acquisition transaction and integration costs of $15,002 and a bargain purchase gain of $49,650 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2017	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2018
Operating Segments
Americas Welding	$423,019	$(411)	$2,831	$35,270	$(5,492)	$455,217
International Welding	256,021	(35,198)	—	9,626	(10,993)	219,456
The Harris Products Group	68,145	3,120	—	(1,053)	(1,058)	69,154
Consolidated	$747,185	$(32,489)	$2,831	$43,843	$(17,543)	$743,827

% Change
Americas Welding		(0.1%)	0.7%	8.3%	(1.3%)	7.6%
International Welding		(13.7%)	—	3.8%	(4.3%)	(14.3%)
The Harris Products Group		4.6%	—	(1.5%)	(1.6%)	1.5%
Consolidated		(4.3%)	0.4%	5.9%	(2.3%)	(0.4%)

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2017	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2018
Operating Segments
Americas Welding	$1,609,779	$82,258	$11,644	$111,038	$(8,205)	$1,806,514
International Welding	724,024	(66,963)	227,598	34,777	335	919,771
The Harris Products Group	$290,628	12,497	—	378	(1,114)	302,389
Consolidated	$2,624,431	$27,792	$239,242	$146,193	$(8,984)	$3,028,674

% Change
Americas Welding	—%	5.1%	0.7%	6.9%	(0.5%)	12.2%
International Welding		(9.2%)	31.4%	4.8%	—	27.0%
The Harris Products Group		4.3%	—	0.1%	(0.4%)	4.0%
Consolidated		1.1%	9.1%	5.6%	(0.3%)	15.4%